Exhibit 5.8

March 19, 2012

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Re:	Registration Statement on Form S-3 / Offering of Senior Subordinated Notes Due 2022

Ladies and Gentlemen:

We have acted as special counsel in the State of Mississippi to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, namely, Biloxi Casino Corp., a Mississippi corporation (“BCC”), and Casino One Corporation, a Mississippi corporation (“Casino One” and together with BCC, the “Mississippi Guarantors” and each individually, a “Mississippi Guarantor”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale from time to time by the Company (and, with respect to the Guarantees (as defined below), by the Subsidiary Guarantors (as defined below)), on an immediate, delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of $325,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2022 (the “Notes”) and guarantees of certain subsidiaries of the Company listed in the Registration Statement (the “Subsidiary Guarantors”) to be issued in connection with the Notes (the “Guarantees”), pursuant to the Underwriting Agreement dated March 5, 2012 by and among the Company and the underwriters named therein (the “Underwriting Agreement”).

The Notes and the Guarantees were offered and sold pursuant to a prospectus supplement, dated March 5, 2012, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on March 7, 2012, to a prospectus dated March 5, 2012 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-179890) (as amended, the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. Capitalized terms used but not defined herein shall have the meanings given such terms in the Underwriting Agreement.

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This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Notes and the Guarantees are to be issued pursuant to that certain Indenture, dated as of March 19, 2012 (the “Indenture”) by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).

In rendering the opinions hereinafter set forth, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, but not limited to, certain documents which have been executed or which are to be executed on the date hereof and which are identified below:

(a)	the Registration Statement, in the form filed with the Commission, including the Prospectus contained therein;

(b)	the Indenture;

(c)	the form of the Guarantees;

(d)	the form of the Notes; and

(e)	the articles of incorporation and bylaws of each of the Mississippi Guarantors, each as amended through the date hereof and as certified by the Officers Certificates (respectively, the “Articles of Incorporation” and “Bylaws”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and each Mississippi Guarantor, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and the Mississippi Guarantors (collectively, the “Officer Certificates”), and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The agreements and documents referred to in the foregoing clauses (a) through (d) above are hereinafter collectively referred to as the “Transaction Documents.”

In our capacity as special Mississippi counsel to the Mississippi Guarantors in connection with the registration contemplated by the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by each of the Mississippi Guarantors in connection with the authorization and issuance of the Notes and the Guarantees. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness, in which case we have made no, or limited, inquiry as specified below. We have been furnished with, and have relied upon, as to factual matters only, the Officer Certificates and assurances of the officers and other representatives of the Company and each of the Mississippi Guarantors, and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the Transaction Documents; however, except as otherwise expressly indicated, we have not been requested to

March 19, 2012

conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company or the Mississippi Guarantors.

Without limiting the generality of the foregoing, in rendering this opinion, we have assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby; (ii) all documents submitted to us as originals are authentic, (iii) the signatures on all documents that we have examined are genuine, (iv) there are no oral or written agreements or understandings that would in any manner vary the terms and provisions of the documents which we have examined, (v) all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original documents, (vi) no material mistake of fact or misunderstanding, fraud, duress or undue influence has been involved in the negotiation of the Transaction Documents or the consummation of the transactions contemplated thereby, and (vii) each of the Transaction Documents executed by the parties thereto prior to the date hereof remains in full force and effect and has not been cancelled, rescinded, or otherwise modified by any such parties except as described above.

While certain members of our firm are admitted to practice in jurisdictions other than the State of Mississippi, for purposes of this letter, we have examined only the laws of the State of Mississippi. No opinion is expressed herein with respect to (i) the qualification of the Notes or Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, including the securities laws of the State of Mississippi, (ii) the compliance with any federal or state law, rule or regulations, including the securities laws, rule and regulations of the State of Mississippi, relating to securities, or to the sale or issuance thereof, (iii) tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, and health and safety laws or (iv) any county, municipality or any other political subdivision or local governmental agency or authority laws.

Based upon the foregoing and in reliance thereon, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that each Guarantee to which each Mississippi Guarantor is a party has been duly authorized by such Mississippi Guarantor.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Mississippi. This opinion is limited to the effect of the current state of the laws of the State of Mississippi and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or facts after such time as the Registration Statement is declared effective. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and, if required by the rules and regulations of the Commission, we consent to the use of our name under the caption “Legal Matters” in the Registration Statement and prospectus and any

March 19, 2012

amendments thereto. To effect such filing (by incorporation by reference), we hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We also consent to reliance on this opinion by Irell & Manella LLP in its legal opinion to the Company that will also be filed with the Commission as an exhibit to the Registration Statement or Current Report on Form 8-K.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.